Exhibit 99-1

NewLake Capital Partners Reports First Quarter 2024 Financial Results

First Quarter 2024 Revenue Totaled $12.6 Million, an increase of 10.4% Year-Over-Year

First Quarter 2024 Net Income Attributable to Common Stockholders Totaled $6.9 Million, Funds from Operations Totaled $10.6 Million, and Adjusted Funds from Operations Totaled $11.0 Million

Conference Call and Webcast Scheduled for May 9, 2024, at 11 a.m. Eastern Time

New Canaan, CT, May 09, 2024 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the first quarter ended March 31, 2024.

Anthony Coniglio, President and Chief Executive Officer, said, “We are pleased with the performance of our portfolio and financial results during the first quarter of 2024. Our growth in revenue and AFFO year-over-year and sequentially, after deducting one-time adjustments in the fourth quarter, are what drove our second consecutive quarterly dividend increase to $0.41 per share, or $1.64 per share annually. Looking forward, the cannabis industry has much to be excited about following the proposal to reschedule cannabis from Schedule I to Schedule 3, an increase in meaningful dialogue among congressional leaders, and medical to adult-use conversion in Ohio and the Adult-use ballot in Florida.”

First Quarter 2024 Financial Highlights

Quarter-over-quarter Revenue, Net Income, Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) were impacted by non-recurring revenue recognized in the fourth quarter 2023. As a result, presented below reflects only the first quarter financial results.

First quarter 2024 financial results

◦Revenue totaled $12.6 million.
◦Net income attributable to common stockholders totaled $6.9 million.
◦FFO(1) totaled $10.6 million.
◦AFFO(1) totaled $11.0 million.
◦Cash and cash equivalents as of March 31, 2024, were $21.5 million, with $6.5 million committed to fund Tenant Improvements (“TIs”).

Comparison to the first quarter ended March 31, 2023:

Quarterly year-over-year financial results were impacted by the non-payment of contractual rent from one tenant in 2023.

◦Revenue totaled $12.6 million, as compared to $11.4 million, a increase of 10.4% year-over-year.
◦Net income attributable to common stockholders totaled $6.9 million, as compared to $5.9 million.
◦FFO totaled $10.6 million, as compared to $9.5 million, an increase of 10.8% year-over-year.
◦AFFO totaled $11.0 million, as compared to $9.9 million, an increase of 10.6% year-over-year.

First Quarter 2024 Operational Highlights and Recent Developments

◦Increased our first quarter dividend to $0.41 per common share, equivalent to an annualized dividend of $1.64 per common share.
◦For the three months ended March 31, 2024, the Company funded approximately $7.9 million of TIs across two properties.
◦In May 2024, the Company purchased a cultivation facility in Connecticut for approximately $4 million and committed to fund $12 million for TI. The property was leased to an existing tenant.
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(1) FFO and AFFO are presented on a dilutive basis.

Investment Activity

Tenant Improvements Funded
The following table presents the tenant improvements funded and the remaining unfunded tenant improvement commitments for the three months ended March 31, 2024:

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments
Mint	Arizona	Cultivation	June 24, 2021	$2,361	$1,427
Organic Remedies	Missouri	Cultivation	December 20, 2021	5,533	3,294
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	—	750
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	987
Total				$7,894	$6,458

Financing Activity

Revolving Credit Facility

As of March 31, 2024, the Company had approximately $4.0 million in borrowings under the Revolving Credit Facility and $86.0 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears interest at a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of March 31, 2024, the Company was in compliance with the terms of such covenants under the agreement.

Loan Payable
On January 3, 2024, the Company made its final annual principal and interest payment of approximately $1.0 million on its loan payable to the seller of a cultivation facility in Chaffee, Missouri

Dividend

On March 8, 2024, the Company’s Board of Directors declared a first quarter 2024 cash dividend of $0.41 per share of common stock, equivalent to an annualized dividend of $1.64 per share of common stock. The dividend was paid on April 15, 2024, to stockholders of record at the close of business on March 29, 2024 and represents an AFFO payout ratio of 78.3%.

Recent Developments

Tenant Improvements

Subsequent to March 31, 2024, the Company funded approximately $1.9 million of tenant improvements for its cultivation facilities in Arizona and Missouri.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on May 9, 2024, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the first quarter ended March 31, 2024.

Event:	NewLake Capital Partners Inc. First Quarter 2024 Earnings Call
Date:	Thursday, May 9, 2024
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1638874&tp_key=b6e61aa824

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 23, 2024, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13745855.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 properties comprised of 15 cultivation facilities and 17 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited))
(In thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
Assets:
Real Estate
Land	$21,397	$21,397
Building and Improvements	398,805	390,911
Total Real Estate	420,202	412,308
Less Accumulated Depreciation	(35,066)	(31,999)
Net Real Estate	385,136	380,309
Cash and Cash Equivalents	21,546	25,843
In-Place Lease Intangible Assets, net	19,283	19,779
Loan Receivable, net (Current Expected Credit Loss of $152 and $167, Respectively)	4,848	4,833
Other Assets	2,304	2,528
Total Assets	$433,117	$433,292

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$697	$1,117
Revolving Credit Facility	4,000	1,000
Loan Payable, net	—	1,000
Dividends and Distributions Payable	8,577	8,385
Security Deposits	8,342	8,616
Rent Received in Advance	668	990
Other Liabilities	170	227
Total Liabilities	22,454	21,335

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,509,883 and 20,503,520 Shares Issued and Outstanding, Respectively	205	205
Additional Paid-In Capital	445,590	445,289
Accumulated Deficit	(42,479)	(40,909)
Total Stockholders' Equity	403,316	404,585

Noncontrolling Interests	7,347	7,372
Total Equity	410,663	411,957

Total Liabilities and Equity	$433,117	$433,292

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Rental Income	$12,127	$11,157
Interest Income from Loans	131	128
Fees and Reimbursables	350	131
Total Revenue	12,608	11,416

Expenses:
Property Expenses	22	94
Depreciation and Amortization Expense	3,568	3,561
General and Administrative Expenses:
Compensation expense	1,235	1,127
Professional fees	402	322
Other general and administrative expenses	418	470
Total general and administrative expenses	2,055	1,919
Total Expenses	5,645	5,574

Provision for Current Expected Credit Loss	14	—
Income From Operations	6,977	5,842

Other Income (Expense):
Interest Income	100	220
Interest Expense	(83)	(92)
Total Other Income (Expense)	17	128

Net Income	6,994	5,970

Net Income Attributable to Noncontrolling Interests	(125)	(102)

Net Income Attributable to Common Stockholders	$6,869	$5,868

Net Income Attributable to Common Stockholders Per Share - Basic	$0.33	$0.27

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.33	$0.27

Weighted Average Shares of Common Stock Outstanding - Basic	20,541,840	21,423,470

Weighted Average Shares of Common Stock Outstanding - Diluted	20,942,254	21,797,316

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and three months ended March 31, 2024 and 2023 (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2024	2023
Net Income Attributable to Common Stockholders	$6,869	$5,868
Net Income Attributable to Noncontrolling Interests	125	102
Net Income	6,994	5,970

Adjustments:
Real Estate Depreciation and Amortization	3,564	3,561
FFO Attributable to Common Stockholders - Diluted	10,558	9,531
Provision for Current Expected Credit Loss	(14)	—
Stock-Based Compensation	350	308
Non-cash Interest Expense	67	68
Amortization of Straight-line Rent Expense	(1)	—
AFFO Attributable to Common Stockholders - Diluted	$10,960	$9,907

FFO per share – Diluted	$0.50	$0.44

AFFO per share – Diluted	$0.52	$0.45